NEWS RELEASE

CONTACT: Jerry Sleve

Vice President - Administration

Phone: (607) 936-3758 ext. 223

Fax: (607) 936-2844

Date: December 16, 2010

FOR IMMEDIATE RELEASE

Corning Natural Gas Declares Quarterly Dividend

Corning, N.Y. (Thursday, December 16, 2010) - Corning Natural Gas Corporation's ("CNG") Board of Directors announced an increase in the Company's quarterly dividend from $0.15/share to $0.1725/share for holders of record on December 31, 2010. "The Company's continued rebuilding of its financial position has allowed the Company to increase its quarterly dividend by $0.0225/share to $0.1725/share," said Jerry Sleve, Vice President of Administration of CNG. Dividend payments will be made to shareholders on or about January 15, 2011.

"The Company also has available for shareholders, a Dividend Reinvestment Plan (DRP) which allows for receipt of additional shares in lieu of a cash dividend payment. Shareholders who wish to participate in the DRP may contact Registrar and Transfer Company at 1-800-866-1340 or their individual broker," said Mr. Sleve.

Corning Natural Gas Corporation has a one-hundred six year history as a New York State public utility providing natural gas service in the Finger Lakes region to approximately 15,000 residential, industrial and commercial customers in the Southern Tier and Central regions of New York State. Learn more at www.corninggas.com.

Safe Harbor Regarding Forward-Looking Statements

Some of the statements that we make in this press release, including statements about our confidence in the company's prospects and strategies are forward-looking statements within the meaning of section 21E of the Securities Exchange Act. Some of these forward-looking statements can be identified by words like "believe," "expect," "will," "should," "intend," "plan," or similar terms; others can be determined by context. Statements contained in this release that are not historical facts are forward-looking statements. These statements are necessarily estimates reflecting our best judgment based upon current information, and involve a number of risks and uncertainties. Many factors could affect the accuracy of these forward-looking statements, causing our actual results to differ significantly from those anticipated in these statements. You should not place undue reliance on our forward-looking statements, which reflect our analysis only as of the date of this report. The risks and uncertainties listed above and in documents that we file with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and any current reports on Form 8-K, must be carefully considered by any investor or potential investor in Corning.

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